                                                                   EXHIBIT 11.1

                        CAMERON ASHLEY BUILDING PRODUCTS, INC.
                          COMPUTATION OF EARNINGS PER SHARE

                                                                YEARS ENDED OCTOBER 31, 1996,
                                                                         1995 AND 1994
                                                         -----------------------------------------
                                                            1996(1)         1995(1)       1994(1)
                                                         -----------      ----------    ----------
Average common stock outstanding.......................    8,903,000       8,057,000     5,620,000
Average options outstanding............................      990,000       1,184,000     1,128,000
Effects of treasury stock method (based on exercise
     proceeds and tax benefit).........................     (697,000)       (661,000)     (526,000)
                                                         -----------      ----------    ----------

  Weighted average common shares outstanding...........  $ 9,196,000       8,580,000     6,222,000
                                                         -----------      ----------    ----------
                                                         -----------      ----------    ----------

Income before extraordinary charge.....................  $12,069,000      $9,875,000    $8,700,000
                                                         -----------      ----------    ----------
                                                         -----------      ----------    ----------

Net income.............................................  $11,824,000      $9,875,000    $8,700,000
                                                         -----------      ----------    ----------
                                                         -----------      ----------    ----------

Income per share before extraordinary charge...........  $      1.31      $     1.15    $     1.40
                                                         -----------      ----------    ----------
                                                         -----------      ----------    ----------

Net income per share after extraordinary charge........  $      1.28      $     1.15    $     1.40
                                                         -----------      ----------    ----------
                                                         -----------      ----------    ----------

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(1) Only the primary diluted computation of earnings per share is presented since fully diluted earnings per share and primary earnings per share do not differ by more than 3%.